EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-20153, File No. 333-233-3, and 333-46786) and Forms S-8 (File No. 333-41771, FIle No. 333-43357, File No. 33-51243, and File No. 33-39303) of Tosco Corporation of our report dated March 9, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Phoenix, Arizona
March 28, 2001